Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (No. 333-272063 and No. 333-281153) on Form S-8 of California BanCorp, formerly known as Southern California Bancorp, (the “Company”) of our report dated March 15, 2024, relating to the Company’s consolidated financial statements appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2024.

/s/ Eide Bailly LLP

Laguna Hills, California
April 1, 2025